Exhibit 99.1

FOR IMMEDIATE RELEASE

HarborOne Bancorp, Inc. Completes Acquisition of Coastway Bancorp, Inc.

BROCKTON, MA — October 5, 2018 — HarborOne Bancorp, Inc. (“HarborOne”), Brockton, MA (NASDAQ: HONE), the parent company of HarborOne Bank, today announced the successful closing of the previously announced merger of Coastway Bancorp, Inc. (“Coastway”) with and into HarborOne pursuant to the terms and conditions of the Agreement and Plan of Merger, entered into by the parties on March 14, 2018 (the “Merger Agreement”). Additionally, Coastway Community Bank, a wholly owned subsidiary of Coastway, merged with and into HarborOne Bank, a wholly owned subsidiary of HarborOne, with HarborOne Bank continuing as the surviving bank.

Pursuant to the Merger Agreement, each share of Coastway common stock outstanding at the effective time of the Merger was converted into the right to receive $28.25 in cash.

“Coastway is a perfect fit for our growing brand and we are excited to expand our franchise into the greater Providence area,” said James Blake, Chief Executive Officer at HarborOne. “We are committed to the customers and the communities that we serve, and I’m thrilled that we’re bringing that commitment to our new constituencies in Rhode Island.”

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, the largest co-operative bank in New England. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts through a network of 14 full-service branches, two limited service branches, two commercial loan offices in Boston, Massachusetts and Providence, Rhode Island, a residential lending office in Westford, Massachusetts, and 13 free-standing ATMs. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with 34 offices in Massachusetts, New Hampshire and Maine, and also does business in seven additional states.

Forward-Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, the ability of HarborOne and Coastway to achieve the synergies and value creation contemplated by the proposed acquisition; HarborOne and Coastway’s ability to successfully integrate operations in the proposed acquisition; adverse conditions in the capital and debt markets and the impact of such conditions on HarborOne’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which HarborOne operates, including changes that adversely affect borrowers’ ability to service and repay HarborOne’s loans; changes in the value of securities in HarborOne’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in HarborOne’s financial statements will become impaired; demand for loans in HarborOne’s market area; HarborOne’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that HarborOne may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10 K and Quarterly Reports on Form 10 Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. HarborOne disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.